EXHIBIT 99.139



For Release August 1, 2007 - 5:00 a.m. PDT


[GRAPHIC OMITTED]                       [GRAPHIC OMITTED]
 STERLING                                NORTH VALLEY BANCORP
 FINANCIAL CORPORATION


              NORTH VALLEY BANCORP SHAREHOLDERS APPROVE MERGER WITH STERLING FINANCIAL CORPORATION OF SPOKANE, WASHINGTON


Spokane, WA and Redding, CA - August 1, 2007 - Sterling Financial Corporation ("Sterling") (NASDAQ:STSA) and North Valley Bancorp ("North Valley") (NASDAQ:NOVB) today announced that at a special meeting of shareholders held on July 31, 2007, the shareholders of North Valley approved the principal terms of an Agreement and Plan of Merger, dated April 10, 2007, by and between Sterling and North Valley, including the proposed merger of North Valley with and into Sterling. Consummation of the transactions contemplated by the Agreement and Plan of Merger remains subject to the satisfaction of certain additional closing conditions, including the receipt of all necessary regulatory approvals. Applications for such approvals have been submitted and are currently pending. At present, Sterling and North Valley expect the closing to occur during the third quarter, ending September 30, 2007. North Valley common stock will cease trading on the NASDAQ Global Market on the merger closing date.

ABOUT STERLING

Sterling Financial Corporation of Spokane, Washington, is a bank holding company, of which the principal operating subsidiaries are Sterling Savings Bank and Golf Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured commercial bank, which opened in April 1983 as a stock savings and loan association. Sterling Savings Bank, based in Spokane, Washington, has financial service centers throughout Washington, California, Oregon, Idaho and Montana. Through Sterling Savings Bank's wholly owned subsidiaries, Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices throughout the western region. Sterling Savings Bank's subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities and tax-deferred annuities and other investment products through regional representatives throughout Sterling Savings Bank's branch network. Golf Savings Bank is a Washington State-chartered and FDIC

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insured savings bank. Golf Savings Bank's primary focus is the origination of single-family residential mortgage loans.

ABOUT NORTH VALLEY

Founded in 1972, North Valley is a bank holding company headquartered in Redding, California. Its subsidiary, North Valley Bank ("NVB"), operates 26 commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Solano, Sonoma, Placer and Trinity counties in northern California, including two in-store supermarket branches and seven Business Banking Centers. North Valley, through NVB, offers a wide range of consumer and business banking deposit products and services including Internet banking and cash management services. In addition to these depository services, NVB engages in a full complement of lending activities including consumer, commercial and real estate loans. Additionally, NVB has SBA Preferred Lender status and provides investment services to its customers.


ADDITIONAL INFORMATION ABOUT THE PENDING MERGER AND WHERE TO FIND IT

Sterling filed a registration statement on Form S-4 with the Securities and Exchange Commission (the "SEC") which became effective on June 22, 2007, and on June 29, 2007, North Valley mailed a proxy statement/prospectus to its shareholders containing information about the proposed merger of North Valley with and into Sterling. Investors and security holders of Sterling and North Valley are urged to read the proxy statement/prospectus and other relevant materials filed with the SEC because they contain important information about Sterling, North Valley and the proposed merger. In addition to the registration statement filed by Sterling and the proxy statement/prospectus mailed to the North Valley shareholders, Sterling and North Valley file annual, quarterly and current reports, proxy statements and other information with the SEC. Investors and security holders may obtain a free copy of the documents filed with the SEC at its website at www.sec.gov. These documents may also be obtained free of charge from Sterling by requesting them in writing at Sterling Financial Corporation, 111 North Wall Street, Spokane, WA 99201, or by telephone at (509) 227-5389. In addition, investors and security holders may access copies of the documents filed with the SEC by Sterling on its website at www.sterlingfinancialcorporation-spokane.com. The documents filed by North Valley may also be obtained by requesting them in writing at North Valley Bancorp, 300 Park Marina Circle, Redding, California 96001, or by telephone at
(530) 226-2900. In addition, investors and security holders may access copies of the documents filed with the SEC by North Valley on its website at www.novb.com.

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FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements, which are not historical facts and pertain to future operating results of Sterling and North Valley. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts. When used in this report, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Sterling or North Valley. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include but are not limited to: the possibility of adverse economic developments that may, among other things, increase default and delinquency risks in loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for loan and other products; lower-than-expected revenue or cost savings in connection with acquisitions; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment.

Sterling Contacts:            Sterling Financial Corporation
                              Harold B. Gilkey
                              Chairman and Chief Executive Officer
                              509-354-8186

                              Daniel G. Byrne
                              EVP and Chief Financial Officer
                              509-458-3711

Media Contact:                Jennifer Lutz
                              Public Relations Administrator
                              509-368-2032

North Valley Contacts:        North Valley Bancorp
                              Michael J. Cushman
                              President and Chief Executive Officer
                              530-226-2900

                              Kevin R. Watson
                              EVP and Chief Financial Officer
                              530-226-2900

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